EXHIBIT 99


             Chartwell International, Inc. Announces Series of Asset


Purchases and Acquisitions

CHARLESTON, W.Va., Sept. 12 /PRNewswire-FirstCall/ -- Chartwell International, Inc. (OTC Bulletin Board: CHWN) ("Chartwell") today announced that it has acquired E-Rail Logistics, Inc. Simultaneously, Chartwell has also acquired the Belville Mining Company, Inc. with over 9,000 acres of rail served surface and deep mining mineral capacity in Southern Ohio, including coal, limestone and clay. In conjunction with the acquisition, Chartwell secured substantial waste disposal and offload capacities with direct rail access and a security interest in a fully permitted and operational landfill in South Central and North Eastern Ohio, respectively.

Chartwell executives said: "We are extremely pleased to have completed these acquisitions. We have been able to attract the right management talent with the expertise of Andrew Kaufman, CEO. E-Rail Logistics, Inc. has acquired an initial fleet of rail cars, a substantial number of waste containers, ancillary equipments and developed proprietary manufacturing know-how and capacity. We believe we have further solidified our position to proceed on the execution of our strategic business plan of providing the most synergistically combined waste by rail services, transportation logistics and disposal options."

Chartwell International, Inc. is a company focused on the natural resources and environmental industries, including related infrastructures, and evaluates opportunities for expansion within those industries through acquisition or other strategic relationships that focus on waste by rail services, logistics, equipment, transportation and disposal options, including landfill management.

For additional information, please refer to Chartwell's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

NOTE: The foregoing is news relating to Chartwell and contains forward- looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to Chartwell or its management are intended to identify such forward- looking statements. Chartwell 's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to Chartwell's related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

                       For additional information contact:
                                  Imre Eszenyi
                          Chartwell International, Inc.
                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
                                 (304) 345-8700